UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

January 23, 2015

Date of Report (date of Earliest Event Reported)

CHUMA HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-53447	20-5893809
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

20945 Devonshire Street., Suite 208
Chatsworth, CA 91311
 (Address of principal executive offices and zip code)
(702) 751-8455
(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry into a Material Definitive Agreement

            Share Exchange Agreement

            On January 23, 2015, Chuma Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with California Acquisitions Group, Inc. (“CAGI”), a Nevada corporation, and CAGI’s shareholders. The Company, CAGI, and CAGI’s shareholders may collectively be referred to as “Parties”, or individually as, “Party”.

            Under the Agreement, the Company acquired 100% of CAGI’s issued and outstanding shares. In return, CAGI’s shareholders received a proportional share of 9,000,000 shares of the Company’s common stock (the “Share Exchange”). As a result of the Share Exchange, CAGI is now a wholly-owned subsidiary of the Company that will continue its operations in California’s legal cannabis industry. A form of the Agreement that is substantially similiar in its entirety is attached and incorporated by reference in Exhibit 99.1 to this Form 8-K.

            The Company and CAGI, after considering CAGI’s intellectual property, contracts, personnel, business plans, and projections, agreed on a valuation and then converted the value into shares of common stock using a conversion price derived directly from the Company’s recent financing activities with independent third parties.

            In addition, certain shareholders of CAGI are also affiliated with the Company. Ben Hynes, a CAGI shareholder, is the Company’s Vice President of Business Development. Jason Tanner, another CAGI shareholder, is the Company’s Vice President of Operations. Wayne Yamamoto, a CAGI shareholder, is the President of Cal-Westridge, LLC, a wholly-owned subsidiary of the Company.

            The individuals associated with CAGI have over 35 years of experience in the legal cannabis industry. CAGI focuses on providing services to the legal cannabis industry operating in California. Among other things, CAGI assists legal cannabis industry participants with finance, regulatory compliance, human resources, and other services. CAGI has its own clients and owns proprietary trade information that the Company deems to be of significant value. Examples include CAGI’s client database, intellectual property, and legal cannabis industry compliance materials.

Item 9.01         Financial Statements and Exhibits.

Exhibit No.      Description.

99.1                 Form of Share Exchange Agreement

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                                                                                                  Chuma Holdings, Inc.

Date: Janaury 29, 2015                                                                                                                                                                                                                      By:/s/ Jordan Shapiro

                                                                                                                                                                                                                                                             Jordan Shapiro

                                                                                                                                                                                                                                                             Chief Executive Officer